EXHIBIT 99.1

DREXLER TECHNOLOGY CORPORATION [LOGO]          For Immediate Release
1077 Independence Avenue                       NEWS RELEASE
Mountain View, California 94043                For Further Information:
Telephone 650-969-7277                         Steven G. Larson, VP-Finance
Fax 650-969-6121                               650-969-7277

  Drexler Technology Reports Results for 2003 Fiscal Year Ended March 31, 2003
                   - Fifth Consecutive Year of Profitability -

     Mountain View, Calif.-- April 28, 2003. Drexler Technology Corporation (Nasdaq:DRXR), the manufacturer of 20 million multi-biometric ID cards for border-crossing visas, immigrants' rights, and citizens' rights, today announced financial results for its fiscal 2003 fourth quarter and year ended March 31, 2003, marking the Company's fifth consecutive year of profitability.
    For the fiscal year ended March 31, 2003, net income was $2,282,000, or 21 cents per share diluted (which includes an income tax expense of $1,520,000, or 14 cents per share), compared with $5,199,000, or 50 cents per share diluted (which includes an income tax benefit of $2,786,000, or 27 cents per share), for the fiscal year ended March 31, 2002. Pre-tax income increased by 58%, to $3,802,000 for fiscal 2003 from $2,413,000 for fiscal 2002. Revenues for fiscal
2003 reached a record high level of $26,331,000 versus $20,889,000 for the previous fiscal year, representing a revenue increase of 26%.
    For the fiscal fourth quarter ended March 31, 2003, the net loss was $149,000, or 1 cent per share diluted, compared with net income of $988,000, or 9 cents per share diluted (which includes an income tax benefit of 8 cents per share), for last year's fourth quarter.
Revenues for the fiscal 2003 fourth quarter were $4,885,000 compared with $4,902,000 for the fourth quarter of last year.
    Sales of LaserCard(R) optical memory cards increased 30% for fiscal 2003, to 7.3 million cards from 5.6 million cards for fiscal
2002. In addition, fiscal 2003 sales included 176 optical card read/write drives compared with 450 card drives for fiscal 2002.
    Income tax EXPENSE was $1,520,000 for the fiscal year ended March
31, 2003 compared with an income tax BENEFIT of $2,786,000 for the fiscal year ended March 31, 2002. For the fourth quarter ended March
31, 2003, the income tax BENEFIT was $100,000 compared with an income tax BENEFIT of $885,000 for the fourth quarter ended March 31, 2002.
As reported previously, the Company has recognized all prior federal income tax benefits for income statement purposes, but still has substantial tax benefits available to reduce actual tax payments.
    The Company's cash, cash equivalents, short-term investments, and long-term investments (maturities ranging from 1 to 2.5 years) were $17,015,000 at March 31, 2003 compared with $18,078,000 at March 31,
2002. The Company has no debt. As of March 31, 2003, there were
10,443,192 shares of Drexler Technology Corporation common stock outstanding compared with 10,240,687 shares outstanding as of March
31, 2002.
    Following is an update on the Company's marketing programs.
    As previously reported by the Company, the current purchase order release of $7.4 million for 2.3 million U.S. government multi-biometric ID cards, used as U.S. Permanent Resident Cards (Green
Cards) or as U.S. Department of State "Laser Visa" Border Crossing
Cards (BCCs), called for deliveries beginning in October 2002 at a rate of slightly above $1 million per month for seven months.
Therefore, deliveries on this purchase order release are completed as of April 2003. The follow-on purchase order release has been delayed while the new Department of Homeland Security (DHS) is determining card artwork changes for removal of the INS logo and addition of the DHS logo onto the cards. The Company believes that these artwork changes will be received within several weeks, and volume production levels would then resume.
    For the Italian national ID card, known as the CIE card (Carta d'Identica Elettronica), the Company anticipated card orders for fiscal 2003. On March 11, 2003, Giuseppe Pisanu, Italy's Minister of
Internal Affairs, announced the delayed official start of the second phase of this program. The Company has been informed by its Italian
VAR that the Italian government plans to issue 1.7 million cards during this second phase through December 2003, although the Company has not yet received any corresponding card orders.
    Last year, the Company forecast that there would be some shipments of a Canadian permanent resident card during fiscal 2003. More than 500,000 of these cards were delivered for this program during fiscal
2003. The Company anticipates more cards will be shipped for this program in fiscal 2004.
    The U.S. Enhanced Border Security and Visa Entry Reform Act continues to be a major opportunity for the Company. In November 2002, the Company delivered 24 Biometric Verification Systems that read the U.S. government's Green Cards and Laser Visa BCCs, which are manufactured by Drexler Technology. In a March 12, 2003 written statement entitled "Border Technology: Keeping Terrorists Out of the
United States," the Honorable Asa Hutchinson, Under Secretary for
Border and Transportation Security, U.S. Department of Homeland
Security, reported to two U.S. Senate subcommittees that:

    "The Border Crossing Card has two fingerprints and a digital photograph embedded in an optical stripe on the back of the card. With the enactment of the fiscal year 2002 Counter Terrorism Supplemental Appropriations Act, the INS received $10.6 million to purchase readers that can decode those embedded biometrics for comparison with the person presenting the card. A recent pilot program, which ran for three weeks at six locations, shows the value of a Biometrics Verification System. More than 250 imposters were detected."

On April 22, 2003, the U.S. Department of Homeland Security issued a notice announcing availability of formal solicitation documents for the purchase of approximately 1,000 Optical Reader/Writers and Biometric Verification Systems. The Presolicitation Notice specifies an initial deployment of 200 units of the required hardware and software to DHS within 30 days of contract award and the remaining units to be delivered in increments of 200 or more per month thereafter until delivery is complete. The units are required to function with the existing BCCs and Green Cards, made by the Company. The Company intends to submit a response to the DHS Presolicitation Notice.

    The Company anticipated some card orders during fiscal 2003 for programs in Macedonia. However, the newly elected government of Macedonia is reviewing all spending programs, which makes timing and progress uncertain. The Company is continuing to work with its local VAR on this opportunity.
    The Company also indicated that fiscal 2003 might contain some LaserCard orders for possible programs in Saudi Arabia. The Company believes that shipments to Saudi Arabia are possible for fiscal 2004. However, the conflict in Iraq will delay progress for the time being.
    For a motor vehicle registration program, two states in India, Gujarat and Maharastra, are expected to use cards in fiscal 2004.
    The Company continues to appraise government card program opportunities where a significant level of fraud resistance is required and/or multiple-biometrics are desired for identification purposes. As an example, the Company is working on an implementation of its optical memory card products for use in forthcoming trials of Transportation Workers Identification Cards (TWICs) in the United States. The volume of such cards is not defined at this time.
    Also, an Italian government program for issuing non-citizen resident cards, called Permesso di Soggiorno Elettronico (PSE), could require up to 600,000 cards this year. Programs such as these should continue to provide significant opportunities for the Company's optical memory card products.
    However, since government programs require long sales cycles that rely on government policy making, can be interrupted by political and other influences, and are subject to budget approvals, there is no assurance that such programs will be continued or implemented as visualized.
    Drexler Technology Corporation (www.lasercard.com) and its wholly owned subsidiary, LaserCard Systems Corporation, are based in Mountain View. Drexler develops and manufactures LaserCard(R) optical memory cards and chip-ready Smart/Optical(TM) cards. LaserCard Systems manufactures optical card read/write drives, develops optical card system software, and markets optical memory cards, card-related data systems, and peripherals.




            DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES
             SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In Thousands, Except per Share Data)

                           THREE MONTHS ENDED       FISCAL YEAR ENDED
                         3/31/03       3/31/02     3/31/03     3/31/02
                         --------     --------     --------   --------
                               (Unaudited)
Revenues:
 Product Sales           $ 4,650      $ 4,65l      $25,221    $19,562

 License and other
  revenue                    235          251        1,110      1,327
                         --------     --------     --------   --------

    Total revenues         4,885        4,902       26,331     20,889
                         --------     --------     --------   --------

Cost of sales              2,946        2,582       13,906     10,652
                         --------     --------     --------   --------

Gross profit               1,939        2,320       12,425     10,237

Selling, general, and
 administrative expenses   1,628        1,512        6,202      5,165

Research and engineering
 expenses                    647          792        2,818      3,045

Other income, net             87           87          397        386
                         --------     --------     --------   --------

Income (loss) before
 income taxes               (249)         103        3,802      2,413

Income tax expense
 (benefit)                  (100)        (885)       1,520     (2,786)
                         --------     --------     --------   --------

Net income (loss)        $  (149)     $   988      $ 2,282    $ 5,199
                         ========     ========     ========   ========

Net income (loss)
 per share:
  Basic                  $  (.01)     $   .10      $   .22    $   .52
  Diluted                $  (.01)     $   .09      $   .21    $   .50

Weighted average shares
 used in computing net
 income (loss)
 per share:
  Basic                   10,433       10,194       10,356      9,961
  Diluted                 10,433       10,975       10,842     10,468



            DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                        MARCH 31, 2003 AND 2002
            (In Thousands, Except Share and per Share Data)

                                                     2003       2002
                                                   --------   --------
            ASSETS

Current assets:
 Cash and cash equivalents                         $ 5,754    $ 8,193
 Short-term investments                              4,363      8,883
 Accounts receivable, net of product return
  reserve of $100 in 2002 and $90 in 2003            1,659      1,659
 Inventories                                         5,711      4,973
 Deferred tax asset                                  2,689      3,849
 Other current assets                                1,016        561
                                                   --------   --------
    Total current assets                            21,192     28,118
                                                   --------   --------

Property and equipment, at cost                     23,204     20,979
 Less -- accumulated depreciation and
  amortization                                     (15,795)   (14,561)
                                                   --------   --------
    Property and equipment, net                      7,409      6,418

Long-term investments                                6,898      1,002
Patents and other intangibles, net                     567        612
Deferred tax asset, net                              4,397      4,563
                                                   --------   --------

    Total assets                                   $40,463    $40,713
                                                   ========   ========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                  $ 1,085    $   738
 Accrued liabilities                                 1,434      1,117
 Advance payments from customers                     1,096      2,551
 Deferred revenue                                        5        235
 Deferred gross profit                                  --      2,860
                                                   --------   --------
    Total current liabilities                        3,620      7,501

 Deferred revenue, long-term                            --        875
                                                   --------   --------
    Total liabilities                              $ 3,620    $ 8,376
                                                   --------   --------
Stockholders' equity:
 Preferred stock, $.01 par value:
  Authorized -- 2,000,000 shares
  Issued -- none                                        --         --
 Common stock, $.01 par value:
  Authorized -- 30,000,000 shares
  Issued -- 10,240,687 shares
  at March 31, 2002 and
  10,443,192 shares at March 31, 2003                  104        102
 Additional paid-in capital                         42,556     40,334
 Accumulated deficit                                (5,817)    (8,099)
                                                   --------   --------
    Total stockholders' equity                      36,843     32,337
                                                   --------   --------

    Total liabilities and stockholders' equity     $40,463    $40,713
                                                   ========   ========



    Forward-Looking Statements: All statements contained in this press release that are not historical facts are forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not historical facts or guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates. Forward-looking statements made in this release include statements as to current and potential market segments, customers, and applications for the Company's products; statements as to anticipated foreign business, foreign government policy and plans, and anticipated U.S. government business and plans; and the Company's plans, objectives, and anticipated economic performance. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, risks associated with doing business in and with foreign countries, the Company's reliance on VARs and licensees; risks and difficulties associated with development, manufacture, and deployment of optical cards, drives, and systems; the U.S. government's right to withhold order releases relating to cards and to modify or withdraw its reader/writer equipment Presolicitation Notice or to award any resulting contract, reduce the quantities released, and extend delivery dates; the impact of technological advances, competitive products, and general economic trends; as well as other risk factors detailed in the Company's Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, the Company's future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.